Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Ancel Martinez
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-7777
	Investor-relations@levi.com		newsmediarequests@levi.com
LEVI STRAUSS & CO. REPORTS FOURTH-QUARTER AND FISCAL YEAR 2021 FINANCIAL RESULTS
Q4 NET REVENUES OF $1.7 BILLION, UP 22% VERSUS Q4 2020; UP 7% VERSUS Q4 2019
FY NET REVENUES OF $5.8 BILLION, UP 29% VERSUS FY 2020; FLAT VERSUS FY 2019
FY 2021 OPERATING MARGIN OF 11.9%; ADJUSTED EBIT MARGIN OF 12.4%
GUIDES FY 2022 NET REVENUES GROWTH OF 11-13% AND INCREASES QUARTERLY DIVIDEND
SAN FRANCISCO (January 26, 2022) – Levi Strauss & Co. (NYSE: LEVI) today announced financial results for the fourth quarter and fiscal year ended November 28, 2021. Due to the significant impact of COVID-19 on prior year figures, this release also includes comparisons to the same period in fiscal 2019 for additional context.
"We had a strong finish to 2021 and I can confidently say that we are a stronger company than ever before. Today’s results reflect robust financial performance, marked by sequential improvement through the year, despite navigating ongoing business disruption from the pandemic. Through it all, we have stayed focused on our future and our momentum continues to accelerate into 2022," said Chip Bergh, president and chief executive officer of Levi Strauss & Co. "We are well positioned for long-term, sustainable growth - our strong brand equity is driving pricing power, we’re boldly diversifying our business and continuing to expand our high margin DTC business. As good as this past year has been, I am confident the future will be even better."
Financial Highlights for the Fourth-Quarter
•Reported net revenues of $1.7 billion up 22% versus Q4 2020 and up 7% versus Q4 2019
◦Direct-to-Consumer ("DTC") net revenues up 25% versus Q4 2020 and up 20% versus Q4 2019
▪Company-operated store net revenues up 28% versus Q4 2020 and up 14% versus Q4 2019
▪DTC e-commerce net revenues up 22% versus Q4 2020 and 69% versus Q4 2019
◦Global Wholesale net revenues up 20% versus Q4 2020 and up 1% versus Q4 2019
◦The approximate 3% net revenues benefit from Black Friday and the acquisition of Beyond Yoga was offset by the impact of supply chain constraints, which was approximately $50 million
•Gross margin was 57.8%; Adjusted gross margin was 58.1%, up 350 basis points from Q4 2020 and 380 basis points from Q4 2019
•Operating margin was 11.1%; Adjusted EBIT margin expanded to 12.0%, up from 8.2% in Q4 2020 and 9.3% in Q4 2019
•Net income was $153 million; Adjusted net income was $170 million, up from $81 million in Q4 2020 and $108 million in Q4 2019
•Diluted EPS was $0.37; Adjusted diluted EPS was $0.41, up 105% from $0.20 in Q4 2020 and 58% from $0.26 in Q4 2019

Financial Highlights for the Full Year
•Reported net revenues of $5.8 billion up 29% versus FY 2020 and flat to FY 2019
•Gross margin was 58.1%; Adjusted gross margin was 57.9%, up 350 basis points from FY 2020 and 410 basis points from FY 2019
•Operating margin was 11.9%; Adjusted EBIT margin expanded to 12.4%, up from 4.1% in FY 2020 and 10.6% in FY 2019
•Net income was $554 million; Adjusted net income was $601 million, up from $84 million in FY 2020 and $456 million in FY 2019
•Diluted EPS was $1.35; Adjusted diluted EPS was $1.47, up 600% from $0.21 in FY 2020 and 31% from $1.12 in FY 2019
•Adjusted free cash flow was $230 million, up $88 million versus FY 2020 and up $114 million versus FY 2019
•The company repurchased 3.4 million shares for $88.4 million
•A total of $104.4 million in dividends were paid during the year
"We achieved strong results, including multi-decade record revenues and profitability, delivering an adjusted EBIT margin for the full year of 12.4% despite heightened supply chain challenges and product costs," said Harmit Singh, chief financial officer of Levi Strauss & Co. "This was the result of the unique strength of our brands and our ability to leverage our pricing power to more than offset inflationary pressures while also reinvesting in our growth. Looking ahead, with the foundational work we have done to advance our growth strategies and improve our structural economics, we are highly confident in our 2022 outlook and our ability to generate even stronger results for our shareholders."
Change in Reportable Segments
Our brand-led strategy includes consistently executing our global vision across the markets where we operate. In 2021, we created an integrated global commercial organization to continue to elevate and strengthen our Levi’s® business. In the fourth quarter of 2021, we separated our Dockers® business to provide focus and reinvigorate the brand’s growth. We are leveraging a similar, separate structure for the newly acquired Beyond Yoga® business. The Levi’s® business includes Levi's®, Signature by Levi Strauss & Co.™ and Denizen® brands, and is defined geographically within the Americas, Europe and Asia. Dockers® and Beyond Yoga® are presented under the caption of ‘Other Brands.’ While this reporting change did not impact consolidated results, the segment data has been recast to be consistent for all periods presented throughout the financial statements and accompanying footnotes.

Highlights include:

	Three Months Ended		Increase As Reported	Year Ended		Increase As Reported
($ millions, except per-share amounts)	November 28, 2021	November 29, 2020		November 28, 2021	November 29, 2020
Net revenues	$1,685	$1,386	22%	$5,764	$4,453	29%
Net income (loss)	$153	$57	168%	$554	$(127)	*
Adjusted net income	$170	$81	110%	$601	$84	*
Adjusted EBIT	$203	$113	80%	$713	$181	*
Diluted earnings (loss) per share(1)	$0.37	$0.14	23¢	$1.35	$(0.32)	167¢
Adjusted diluted earnings per share(1)	$0.41	$0.20	21¢	$1.47	$0.21	126¢
(1) Note: per share increase compared to prior year displayed in cents
* Not meaningful

Fourth-Quarter 2021 Details:
•Net revenues of $1.7 billion increased 22% on a reported and constant-currency basis compared to the same period in the prior year.
–Wholesale net revenues increased 20% primarily reflecting strong demand for the Levi's® brand globally.
–DTC net revenues increased 25%, driven by company-operated stores and e-commerce, which grew 28% and 22%, respectively. As a percentage of fourth quarter company net revenues, sales from DTC stores and e-commerce comprised 30% and 8%, respectively, for a total of 38%.
–The company’s global digital net revenues were up 2% compared to the same period in the prior year and comprised 21% of fourth quarter fiscal 2021 net revenues.
–Compared to the fourth quarter of fiscal 2019, total company net revenues increased 7% on a reported and constant-currency basis. On a reported basis, net revenues were led by growth in DTC of 20% and wholesale growth of 1%. DTC stores and e-commerce were up 11% and 69%, respectively.
•Gross profit increased 27% to $974 million, as compared to $767 million in the same quarter in the prior year. Gross margin was 57.8% of net revenues, up from 55.3% in the same quarter of the prior year. Adjusted gross margin, which excludes COVID-19 and acquisition-related charges, was 58.1%, an increase of 350 basis points compared to the same period in the prior year. The increase in gross margin reflects a higher proportion of sales in the DTC channel, price increases, lower promotions, and a higher share of full price sales.
•Selling, general and administrative (SG&A) expenses were $791 million compared to $653 million in the same quarter in the prior year. Adjusted SG&A in the fourth quarter of fiscal 2021 was $776 million compared to $644 million in the same quarter in the prior year, reflecting higher investments in advertising and promotion, higher selling expenses due to increased sales and continued investments in omni-channel, A.I. and digitization initiatives. As a percentage of net revenues, adjusted SG&A was 46%, 50 basis points lower than the prior year period despite the significantly higher investments in the quarter.
•Operating income was $186 million compared to $92 million in the same quarter in the prior year and Adjusted EBIT was $203 million compared to $113 million in the same quarter of the prior year. The increases were primarily due to higher net revenues and gross margin, partially offset with higher SG&A expenses in the current year.
•Net income was $153 million compared to $57 million in the same quarter of the prior year and Adjusted net income was $170 million compared to $81 million in the same quarter of the prior year. The increases were primarily due to the increase in operating income and Adjusted EBIT, respectively, as described above.
•Adjusted diluted earnings per share increased to $0.41 as compared to $0.20 for the same prior-year period.

Information regarding Adjusted gross profit, Adjusted gross margin, Adjusted SG&A, Adjusted net income, Adjusted EBIT, Adjusted EBIT margin, Adjusted diluted earnings per share and Adjusted free cash flow, as well as amounts presented above on a constant-currency basis, all of which are non-GAAP financial measures, is provided at the end of this press release.
Fourth-Quarter Segment Overview
Reported net revenues and operating income for the quarter are set forth in the table below:

	Net Revenues			Operating Income (loss) *
	Three Months Ended		% Increase	Three Months Ended		% Increase
($ millions)	November 28, 2021	November 29, 2020		November 28, 2021	November 29, 2020
Americas	$885	$719	23%	$186	$149	25%
Europe	$453	$392	16%	$88	$54	63%
Asia	$248	$213	16%	$16	$(3)	633%
Other Brands	$99	$62	60%	$2	$2	—%
* Note: Segment operating income is equal to segment Adjusted EBIT.

•In the Americas, net revenues and operating income increased versus fiscal 2020, reflecting the impact of the pandemic on prior year results.
Compared to the fourth quarter of fiscal 2019, Americas net revenues grew 11% on a reported basis and 12% on a constant-currency basis, driven by growth across all channels. The segment's DTC net revenues increased 21% due to strength in company-operated stores, including mainline and outlets, and e-commerce, which saw net revenues up 55%. The segment’s wholesale net revenues grew 8%, driven by strong performance of the Levi’s® and Signature brands. Net revenues through all digital channels increased 20% and represented 19% of the segment’s sales in the quarter.
Operating income for the segment increased as compared to the fourth quarter of fiscal 2019 due to higher net revenues and gross margins, partially offset by higher SG&A expenses as a percentage of net revenues.
•In Europe, net revenues and operating income increased versus fiscal 2020, reflecting the impact of the pandemic on prior year results.
Compared to the fourth quarter of fiscal 2019, Europe net revenues grew 6% on a reported basis and 3% on a constant-currency basis. Excluding the impact of a change in ownership of our footwear distributor to a licensee partner, Europe would have been up 6% on a constant-currency basis. DTC net revenues increased 16%, driven by strength in company-operated stores and e-commerce, which saw net revenues up 65%. Wholesale net revenues declined 2%, as strength in digital pure-play was offset by the business model change noted above. Net revenues through all digital channels grew 56% and represented 23% of the segment's sales in the quarter.
Operating income for the segment increased as compared to the fourth quarter of fiscal 2019 due to higher net revenues and gross margins, partially offset by higher SG&A expenses as a percentage of net revenues.
•In Asia, net revenues and operating income increased versus fiscal 2020, reflecting the impact of the pandemic on prior year results.
Compared to the fourth quarter of fiscal 2019, Asia net revenues were approximately flat on a reported basis and declined 2% on a constant-currency basis, a sequential improvement from the third quarter of fiscal 2021 reported decline of 23%. DTC net revenues increased 13% driven by strength in company-operated e-commerce across all markets, the impact of which on total net revenues was offset by a decline in wholesale net revenues. Net revenues through all digital channels grew 62% and represented 20% of the segment's sales in the quarter.

Operating income for the segment increased as compared to the fourth quarter of fiscal 2019 due to higher gross margins, partially offset by higher SG&A expenses as a percentage of net revenues.
•For Other Brands, Dockers® and Beyond Yoga® combined, net revenues and operating income increased versus 2020 reflecting the impact of the pandemic on the Dockers® brand’s prior year results, and the inclusion of the acquisition-to-date results of Beyond Yoga®, which saw net revenues of approximately $15 million.
Fiscal-year 2021 results are included in the company’s Annual Report on Form 10-K for the year ended November 28, 2021.
Cash Flow and Balance Sheet
•Cash and cash equivalents of $810 million and short-term investments of $92 million at November 28, 2021 were complemented by $794 million available under the company's revolving credit facility, resulting in a total liquidity position of approximately $1.7 billion.
•Net debt at the end of the fourth quarter of 2021 was $125 million. The company’s leverage ratio decreased to 1.2 at the end of the fourth quarter of 2021 as compared to 4.9 at the end of the fourth quarter of 2020.
•Cash from operations for 2021 was $737 million compared to $470 million in 2020. The increase in cash provided by operating activities is primarily due to higher net income.
•Adjusted free cash flow for 2021 was $230 million, an increase of $88 million compared to 2020.
•Total inventories increased 10% compared to the end of the corresponding prior-year period. The composition of inventory was healthy heading into fiscal 2022.
•The company declared a dividend of $0.10 per share totaling approximately $40 million, payable in cash on February 24, 2022 to the holders of record of Class A common stock and Class B common stock at the close of business on February 9, 2022.
•During the three months ended November 28, 2021, 3.4 million shares were repurchased for $88.4 million. Approximately $110 million remained authorized for future repurchases.
Additional information regarding net debt, leverage ratio and Adjusted free cash flow, non-GAAP financial measures, is provided at the end of this press release.
Fiscal 2022 Annual Guidance
The company’s expectations for fiscal 2022 are as follows:
•Net revenues growth of 11% to 13% compared to FY 2021, between $6.4 billion and $6.5 billion.
•Adjusted diluted EPS of $1.50 to $1.56.
The company plans to share additional details during its investor conference call. The company’s outlook assumes no significant worsening of the COVID-19 pandemic, inflationary pressures or dramatic incremental closure of global economies.
Investor Conference Call
The company’s fourth-quarter 2021 investor conference call will be available through a live audio webcast at https://edge.media-server.com/mmc/p/btssdyuj on January 26, 2022, at 2 p.m. Pacific Time/ 5 p.m. Eastern Time or via the following phone numbers: +1.833.693.0541 in the United States and Canada or +1.661.407.1582 internationally; I.D. No. 4676203. A replay is available the same day on http://investors.levistrauss.com and will be archived for one quarter. A telephone replay is also available through February 2, 2022, via the following phone numbers: +1.855.859.2056 in the United States and Canada or +1.404.537.3406 internationally; I.D. No. 4676203. Please see http://www.levistrauss.com/investors/earnings-webcast for a discussion and reconciliation of non-GAAP measures referenced on the investor conference call.

About Levi Strauss & Co.
Levi Strauss & Co. (LS&Co.) is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Signature by Levi Strauss & Co.™, Denizen®, Dockers® and Beyond Yoga® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 3,100 retail stores and shop-in-shops. Levi Strauss & Co.'s reported 2021 net revenues were $5,764 million. For more information, go to http://levistrauss.com, and for financial news and announcements go to http://investors.levistrauss.com.
Forward-Looking Statements
This press release and related conference call contains, in addition to historical information, forward-looking statements, including statements related to: the continued impact of the COVID-19 pandemic on the company’s business; emerging from the pandemic as a stronger company; future financial results, including revenues, adjusted EBIT margins, return on invested capital levels, adjusted gross margins, adjusted SG&A, tax rate, and adjusted diluted EPS; capital expenditures; pricing initiatives; new store openings; investments in high growth initiatives; future dividend payments; and efforts to diversify product categories and distribution channels, and the related revenue projections. The company has based these forward-looking statements on its current assumptions, expectations and projections about future events. Words such as, but not limited to, “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in the company's filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for fiscal 2021, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release and related conference call. The company is not under any obligation and does not intend to update or revise any of the forward-looking statements contained in this press release and related conference call to reflect circumstances existing after the date of this press release and related conference call or to reflect the occurrence of future events, even if such circumstances or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
Non-GAAP Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, the company uses certain non-GAAP financial measures, such as Adjusted gross profit, Adjusted gross margin, Adjusted SG&A, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted net income (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis), constant-currency net revenues, net debt, leverage ratio, Adjusted free cash flow, and return on invested capital to provide investors with additional useful information about its financial performance, to enhance the overall understanding of its past performance and future prospects and to allow for greater transparency with respect to important metrics used by management for financial and operating decision-making. The company presents these non-GAAP financial measures to assist investors in seeing its financial performance from management's view and because it believes they provide an additional tool for investors to use in computing the company's core financial performance over multiple periods with other companies in its industry. The tables found below present Adjusted gross profit, Adjusted gross margin, Adjusted SG&A, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted net income (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis), constant-currency net revenues, net debt, leverage ratio, Adjusted free cash flow, and return on invested capital and corresponding reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Certain items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities; (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. The company urges investors to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES” below for reconciliation to the most comparable GAAP financial measures.
Constant-currency
The company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, the company's financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar as compared to the foreign currencies in which it conducts its business. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency exchange rate fluctuations.
The company believes disclosure of constant-currency results is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of the underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-GAAP financial measures and are not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
The company calculates constant-currency amounts by translating local currency amounts in the prior-year period at actual foreign exchange rates for the current period. Constant-currency results do not eliminate the transaction currency impact, which primarily include the realized and unrealized gains and losses recognized from the measurement and remeasurement of purchases and sales of products in a currency other than the functional currency. Additionally, Adjusted gross margin is impacted by gains and losses related to the procurement of inventory, primarily products sourced in EUR and USD, by our global sourcing organization on behalf of our foreign subsidiaries.

Source: Levi Strauss & Co. Investor Relations
# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	November 28, 2021	November 29, 2020

	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$810,266	$1,497,155
Short-term investments in marketable securities	91,550	96,531
Trade receivables, net	707,625	540,227
Inventories	897,950	817,692
Other current assets	202,510	174,636
Total current assets	2,709,901	3,126,241
Property, plant and equipment, net	502,562	454,532
Goodwill	386,880	264,768
Other intangible assets, net	291,332	47,426
Deferred tax assets, net	573,114	497,556
Operating lease right-of-use assets, net	1,103,705	988,801
Other non-current assets	332,575	261,917
Total assets	$5,900,069	$5,641,241

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$5,862	$17,631
Accounts payable	524,838	375,450
Accrued salaries, wages and employee benefits	274,700	179,081
Restructuring liabilities	19,106	54,723
Accrued income taxes	14,477	21,986
Accrued sales returns and allowances	209,364	185,868
Short-term operating lease liabilities	245,369	237,142
Other accrued liabilities	575,902	477,001
Total current liabilities	1,869,618	1,548,882
Long-term debt	1,020,700	1,546,700
Postretirement medical benefits	51,439	60,249
Pension liabilities	155,218	168,721
Long-term employee related benefits	108,544	94,654
Long-term operating lease liabilities	969,482	858,293
Other long-term liabilities	59,407	64,267
Total liabilities	4,234,408	4,341,766

Commitments and contingencies

Stockholders’ Equity:
Levi Strauss & Co. stockholders’ equity
Common stock — $0.001 par value; 1,200,000,000 Class A shares authorized; 97,567,627 shares and 74,352,481 shares issued and outstanding as of November 28, 2021 and November 29, 2020, respectively; and 422,000,000 Class B shares authorized, 302,209,813 shares and 323,547,674 shares issued and outstanding, as of November 28, 2021 and November 29, 2020, respectively	400	398
Additional paid-in capital	584,774	626,243
Accumulated other comprehensive loss	(394,387)	(441,446)
Retained earnings	1,474,874	1,114,280
Total stockholders’ equity	1,665,661	1,299,475
Total liabilities and stockholders’ equity	$5,900,069	$5,641,241

The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	November 28, 2021	November 29, 2020	November 28, 2021	November 29, 2020

	(Dollars in thousands, except per share amounts)
Net revenues	$1,684,781	$1,385,856	$5,763,936	$4,452,609
Cost of goods sold	710,455	619,309	2,417,225	2,099,685
Gross profit	974,326	766,547	3,346,711	2,352,924
Selling, general and administrative expenses	790,839	652,556	2,652,213	2,347,628
Restructuring charges, net	(2,836)	21,973	8,287	90,415
Operating income (loss)	186,323	92,018	686,211	(85,119)
Interest expense	(11,541)	(25,853)	(72,902)	(82,190)
Loss on early extinguishment of debt	(6,183)	—	(36,521)	—
Other (expense) income, net	(1,768)	(14,205)	3,452	(22,474)
Income (loss) before income taxes	166,831	51,960	580,240	(189,783)
Income tax expense (benefit)	13,846	(4,710)	26,699	(62,642)
Net income (loss)	$152,985	$56,670	$553,541	$(127,141)
Earnings (loss) per common share attributable to common stockholders:
Basic	$0.38	$0.14	$1.38	$(0.32)
Diluted	$0.37	$0.14	$1.35	$(0.32)
Weighted-average common shares outstanding:
Basic	401,936,445	398,383,193	401,634,760	397,315,117
Diluted	410,075,780	408,784,914	409,778,169	397,315,117

The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	November 28, 2021	November 29, 2020	November 28, 2021	November 29, 2020

	(Dollars in thousands)
Net income (loss)	$152,985	$56,670	$553,541	$(127,141)
Other comprehensive income (loss), before related income taxes:
Pension and postretirement benefits	29,046	47,071	35,059	60,915
Derivative instruments	47,858	(5,174)	69,735	(55,242)
Foreign currency translation (losses) gains	(36,441)	12,467	(51,016)	10,493
Unrealized (losses) gains on marketable securities	(689)	4,445	5,662	9,758
Total other comprehensive income, before related income taxes	39,774	58,809	59,440	25,924
Income tax expense related to items of other comprehensive income (loss)	(2,344)	(12,332)	(12,381)	(7,940)
Comprehensive income (loss), net of income taxes	$190,415	$103,147	$600,600	$(109,157)

The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Three Months Ended November 28, 2021
	Levi Strauss & Co. Stockholders
	Class A & Class B Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity

	(Dollars in thousands) (Unaudited)
Balance at August 29, 2021	$402	$598,756	$1,442,545	$(431,817)	$—	$1,609,886
Net income	—	—	152,985	—	—	152,985
Other comprehensive loss, net of tax	—	—	—	37,430	—	37,430
Stock-based compensation and dividends, net	1	13,454	(32)	—	—	13,423
Employee stock purchase plan	—	2,099	—	—	—	2,099
Repurchase of common stock	(3)	—	(88,449)	—	—	(88,452)
Tax withholdings on equity awards	—	(29,535)	—	—	—	(29,535)
Cash dividends declared ($0.08 per share)	—	—	(32,175)	—	—	(32,175)
Balance at November 28, 2021	$400	$584,774	$1,474,874	$(394,387)	$—	$1,665,661

	Twelve Months Ended November 28, 2021
	Levi Strauss & Co. Stockholders
	Class A & Class B Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity

	(Dollars in thousands)
Balance at November 29, 2020	$398	$626,243	$1,114,280	$(441,446)	$—	$1,299,475
Net income	—	—	553,541	—	—	553,541
Other comprehensive income, net of tax	—	—	—	47,059	—	47,059
Stock-based compensation and dividends, net	5	60,131	(67)	—	—	60,069
Employee stock purchase plan	—	7,674	—	—	—	7,674
Repurchase of common stock	(3)	—	(88,449)	—	—	(88,452)
Tax withholdings on equity awards	—	(109,274)	—	—	—	(109,274)
Cash dividends paid ($0.26 per share)	—	—	(104,431)	—	—	(104,431)
Balance at November 28, 2021	$400	$584,774	$1,474,874	$(394,387)	$—	$1,665,661

The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)

	Three Months Ended November 29, 2020
	Levi Strauss & Co. Stockholders
	Class A & Class B Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity

	(Dollars in thousands) (Unaudited)
Balance at August 23, 2020	$397	$621,432	$1,057,365	$(487,923)	$—	$1,191,271
Net income	—	—	56,670	—	—	56,670
Other comprehensive loss, net of tax	—	—	—	46,477	—	46,477
Stock-based compensation and dividends, net	1	13,702	2	—	—	13,705
Employee stock purchase plan	—	1,879	—	—	—	1,879
Tax withholdings on equity awards	—	(10,770)	—	—	—	(10,770)
Cumulative effect of adoption of new accounting standards	—	—	243	—	—	243
Balance at November 29, 2020	$398	$626,243	$1,114,280	$(441,446)	$—	$1,299,475

	Twelve Months Ended November 29, 2020
	Levi Strauss & Co. Stockholders
	Class A & Class B Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity

	(Dollars in thousands)
Balance at November 24, 2019	$394	$657,659	$1,310,464	$(404,986)	$8,026	$1,571,557
Net loss	—	—	(127,141)	—	—	(127,141)
Other comprehensive income, net of tax	—	—	—	17,984	—	17,984
Stock-based compensation and dividends, net	7	51,162	(222)	—	—	50,947
Employee stock purchase plan	—	8,050	—	—	—	8,050
Repurchase of common stock	(3)	—	(56,240)	—	—	(56,243)
Tax withholdings on equity awards	—	(90,628)	—	—	—	(90,628)
Changes in ownership of noncontrolling interest	—	—	(8,809)	—	(8,026)	(16,835)
Cumulative effect of adoption of new accounting standards	—	—	59,867	(54,444)	—	5,423
Cash dividends paid ($0.16 per share)	—	—	(63,639)	—	—	(63,639)
Balance at November 29, 2020	$398	$626,243	$1,114,280	$(441,446)	$—	$1,299,475

The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	November 28, 2021	November 29, 2020	November 24, 2019

	(Dollars in thousands)
Cash Flows from Operating Activities:
Net income (loss)	$553,541	$(127,141)	$394,980
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Property, plant, equipment, and right-of-use asset impairments	21,871	66,987	2,388
Depreciation and amortization	143,167	141,795	123,942
Stock-based compensation	60,069	50,947	55,188
Benefit from provision for deferred income taxes	(87,945)	(95,244)	(14,963)
Loss on early extinguishment of debt	36,375	—	—
Other, net	33,958	49,592	14,449
Change in operating assets and liabilities:
Trade receivables	(181,547)	234,217	(82,344)
Inventories	(84,670)	93,096	(22,434)
Accounts payable	150,507	12,507	8,887
Accrued salaries, wages and employee benefits and long-term employee related benefits	101,647	(71,137)	(55,363)
Right-of use operating lease assets and current and non-current operating lease liabilities, net	(5,870)	25,999	—
Other current and non-current assets	(28,318)	(82,271)	(43,764)
Other current and long-term liabilities	24,479	170,239	31,222
Net cash provided by operating activities	737,264	469,586	412,188
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(166,944)	(130,383)	(175,356)
Payments for business acquisition	(390,915)	(54,570)	—
(Payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	(17,899)	12,531	12,166
Payments to acquire short-term investments	(122,981)	(109,663)	(114,247)
Proceeds from sale, maturity and collection of short-term investments	126,929	93,526	34,094
Net cash used for investing activities	(571,810)	(188,559)	(243,343)
Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt, net of issuance costs	489,281	496,041	—
Repayments of long-term debt including extinguishment costs	(1,023,334)	—	—
Proceeds from senior revolving credit facility	—	300,000	—
Repayments of senior revolving credit facility	—	(300,000)	—
Short-term credit facilities and borrowings, net	(12,180)	10,045	(23,268)
Proceeds from issuance of common stock and employee stock purchase	7,674	8,050	256,391
Payments for underwriter commission and other offering costs	—	—	(19,746)
Repurchase of common stock	(85,864)	(56,243)	(3,088)
Shares surrendered for tax withholdings on equity awards	(109,274)	(90,628)	(40,894)
Dividend to stockholders	(104,431)	(63,639)	(113,914)
Other financing, net	(2,760)	(17,631)	(463)
Net cash (used for) provided by financing activities	(840,888)	285,995	55,018
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(11,634)	(4,127)	(2,808)
Net (decrease) increase in cash and cash equivalents and restricted cash	(687,068)	562,895	221,055
Beginning cash and cash equivalents, and restricted cash	1,497,648	934,753	713,698
Ending cash and cash equivalents, and restricted cash	810,580	1,497,648	934,753
Less: Ending restricted cash	(314)	(493)	(516)
Ending cash and cash equivalents	$810,266	$1,497,155	$934,237

Noncash Investing Activity:
Property, plant and equipment acquired and not yet paid at end of period	$72,326	$35,994	$30,512

Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$54,350	$73,667	$54,000
Cash paid for income taxes during the period, net of refunds	109,568	50,068	96,540
The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE FOURTH QUARTER AND FISCAL YEAR 2021

The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on January 26, 2022, discussing the company’s financial condition and results of operations as of and for the quarter and year ended November 28, 2021. Adjusted gross profit, Adjusted gross margin, Adjusted SG&A, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, Adjusted diluted earnings per share, net debt, Adjusted free cash flow, constant-currency net revenues, constant-currency Adjusted EBIT and leverage ratio are not financial measures prepared in accordance with GAAP. As used in this press release: (1) Adjusted gross profit, represents gross profit excluding COVID-19 related inventory costs and acquisition related charges and Adjusted gross margin, represents Adjusted gross profit as a percentage of net revenues; (2) Adjusted SG&A represents SG&A less charges related to changes in fair value on cash-settled stock-based compensation, COVID-19 related charges, acquisition and integration related charges, and restructuring related charges, severance and other, net; (3) Adjusted EBIT represents net income (loss) excluding income tax expense (benefit), interest expense, other (income) expense, net, impact of changes in fair value on cash-settled stock-based compensation, COVID-19 related inventory costs and other charges, acquisition and integration related charges, and restructuring and restructuring related charges, severance and other, net, and Adjusted EBIT margin as Adjusted EBIT as a percentage of net revenues; (4) Adjusted EBITDA represents Adjusted EBIT excluding depreciation and amortization expense; (5) Adjusted net income represents net income (loss) excluding charges related to the impact of changes in fair value on cash-settled stock-based compensation, COVID-19 related inventory costs and other charges, acquisition and integration related charges, and restructuring and restructuring related charges, severance and other, net, pension settlement losses and tax impact of adjustments and Adjusted net income margin as Adjusted net income as a percentage of net revenues; (6) Adjusted diluted earnings per share represents Adjusted net income per weighted-average number of diluted common shares; (7) net debt represents total debt, excluding capital leases, less cash and cash equivalents and short-term investments in marketable securities; (8) leverage ratio represents total debt, excluding capital leases, divided by the last twelve months of Adjusted EBITDA; (9) Adjusted free cash flow represents cash from operating activities less underwriter commission paid on behalf of selling stockholders, purchases of property, plant and equipment, plus proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, less repurchase of common stock including shares surrendered for tax withholdings on equity award exercises, and cash dividends to stockholders; (10) return on invested capital represents the trailing four quarters of earnings before interest and after taxes (Adjusted net income plus interest expense and income tax expense less an income tax adjustment) divided by the average trailing five quarters of total invested capital (total debt plus shareholders' equity less cash and short-term investments); (11) constant-currency net revenues represents net revenues without the impact of foreign currency exchange rate fluctuations; (12) constant-currency Adjusted EBIT represents Adjusted EBIT without the impact of foreign currency exchange rate fluctuations; (13) constant-currency Adjusted net income represents Adjusted net income without the impact of foreign currency exchange rate fluctuations; and (14) constant-currency Adjusted diluted earnings per share represents Adjusted diluted earnings per share without the impact of foreign currency exchange rate fluctuations.

Adjusted Gross Profit:

	Three Months Ended		Twelve Months Ended
	November 28, 2021	November 29, 2020	November 28, 2021	November 29, 2020

	(Dollars in millions)
Most comparable GAAP measure:
Gross profit	$974.3	$766.5	$3,346.7	$2,352.9

Non-GAAP measure:
Gross profit	$974.3	$766.5	$3,346.7	$2,352.9
COVID-19 related inventory costs(1)	—	(9.4)	(15.1)	69.3
Acquisition related charges (2)	3.9	—	3.9	—
Adjusted gross profit	$978.2	$757.1	$3,335.5	$2,422.2
Adjusted gross margin	58.1%	54.6%	57.9%	54.4%
_____________
(1)    Represents costs incurred in connection with COVID-19, including $9.4 million in reductions in COVID-19 related inventory charges recognized during the three-month period ended November 29, 2020, primarily due to reductions in our estimate of adverse fabric purchase commitments, initially recorded in the second quarter of 2020. During the twelve-month period ended November 28, 2021, the reductions in COVID-19 related inventory charges is primarily related to reductions in our estimate of adverse fabric purchase commitments, initially recorded in the second quarter of 2020. For the fiscal year ended November 29, 2020, COVID-19 related inventory costs include $42.3 million of incremental inventory reserves and the recognition of adverse fabric purchase commitments of $26.2 million.
(2)    For the fiscal year ended November 28, 2021, acquisition related charges includes the inventory markup above historical carrying value associated with the Beyond Yoga acquisition.

Adjusted SG&A:

	Three Months Ended		Twelve Months Ended
	November 28, 2021	November 29, 2020	November 28, 2021	November 29, 2020

	(Dollars in millions)
Most comparable GAAP measure:
Selling, general and administrative expenses	$790.8	$652.5	$2,652.2	$2,347.6

Non-GAAP measure:
Selling, general and administrative expenses	790.8	652.5	2,652.2	2,347.6
Impact of changes in fair value on cash-settled stock-based compensation(1)	(0.8)	(1.1)	(4.2)	(7.1)
COVID-19 related charges(2)	(6.6)	(6.4)	(5.4)	(90.3)
Acquisition and integration related charges	(3.8)	—	(3.8)	—
Restructuring related charges, severance and other, net(3)	(3.9)	(1.3)	(16.2)	(9.1)
Adjusted SG&A	$775.7	$643.7	$2,622.6	$2,241.1
_____________
(1)    Includes the impact of changes in fair value of Class B common stock following the grant date on awards that were granted as cash-settled and subsequently replaced with stock-settled awards concurrent with the IPO.
(2)    For the three-month periods ended November 28, 2021 and November 29, 2020, the COVID-19 related charges of $6.6 million and $6.4 million, respectively, mainly represent additional impairments of property and equipment related to certain retail locations. The three-month period ended November 29, 2020 also includes other incremental costs incurred in response to the global pandemic and was partially offset by recoveries of receivables previously estimated to be not collectible. For the twelve-month period ended November 28, 2021, the COVID-19 related charges primarily include impairment charges of certain retail store related assets partially offset with reductions in allowances related to customer receivables. For the year ended November 29, 2020, COVID-19 related charges primarily consist of $44.3 million in impairment of certain operating lease right-of-use assets and $21.7 million in impairment of property and equipment related to certain retail locations and other corporate assets, $17.7 million of charges related to customer receivables and other incremental costs incurred in connection with COVID-19.
(3)    Other charges included in restructuring related charges, severance and other, net include charges related to an international customs audit and transaction and deal related costs.

Adjusted EBIT and Adjusted EBITDA:

	Three Months Ended		Twelve Months Ended
	November 28, 2021	November 29, 2020	November 28, 2021	November 29, 2020

	(Dollars in millions)
Most comparable GAAP measure:
Net income (loss)	$153.0	$56.7	$553.5	$(127.1)

Non-GAAP measure:
Net income (loss)	153.0	56.7	553.5	(127.1)
Income tax expense (benefit)	13.8	(4.8)	26.7	(62.6)
Interest expense	11.5	25.9	72.9	82.2
Other (income) expense, net(1)	1.8	14.2	(3.4)	22.4
Loss on early extinguishment of debt	6.2	—	36.5	—
Impact of changes in fair value on cash-settled stock-based compensation(2)	0.8	1.1	4.2	7.1
COVID-19 related inventory costs and other charges(3)	6.6	(3.0)	(9.7)	159.6
Acquisition and integration related charges(4)	7.7	—	7.7	—
Restructuring and restructuring related charges, severance and other, net(5)	1.1	23.3	24.5	99.5
Adjusted EBIT	$202.5	$113.4	$712.9	$181.1
Depreciation and amortization(6)	36.8	35.6	142.0	136.6
Adjusted EBITDA	$239.3	$149.0	$854.9	$317.7
Adjusted EBIT margin	12.0%	8.2%	12.4%	4.1%
____________
(1)Includes $14.7 million in pension settlement losses related to the voluntary lump-sum, cash-out program offered to vested deferred U.S. pension plan participants during the year ended November 29, 2020.
(2)Includes the impact of changes in fair value of Class B common stock following the grant date on awards that were granted as cash-settled and subsequently replaced with stock-settled awards concurrent with the IPO.
(3)For the three-month period ended November 28, 2021, the $6.6 million in charges mainly represent additional impairments of property and equipment related to certain retail locations. For the three-month period ended November 29, 2020, the net reduction of $3.0 million in COVID-19 related inventory costs and other charges recognized mainly represents reductions in COVID-19 related inventory charges, as a result of reductions in our estimate of adverse fabric purchase commitments, the recoveries of receivables previously estimated to be not collectible, partially offset by additional impairment of property and equipment related to certain retail location and other incremental costs incurred in response to the global pandemic. For the twelve-month period ended November 28, 2021, the net reduction in COVID-19 related inventory costs and other charges recognized mainly represents reductions in COVID-19 related inventory charges, as a result of reductions in our estimate of adverse fabric purchase commitments and allowances related to customer receivables partially offset with impairment charges of certain retail store related assets. For the year ended November 29, 2020, COVID-19 related inventory costs and other charges primarily include $42.3 million of incremental inventory reserves, $26.2 million of adverse fabric purchase commitments, $44.3 million and $21.7 million in impairment of operating lease right-of-use assets and property and equipment related to certain retail locations and other corporate assets, respectively, and $17.7 million of charges related to customer receivables. The remainder relates to other incremental costs incurred in response to the global pandemic.
(4)Acquisition and integration related charges includes the inventory markup above historical carrying value as well as SG&A expenses associated with the Beyond Yoga acquisition.
(5)Other charges included in Restructuring and restructuring related charges, severance and other, net include charges related to an international customs audit and transaction and deal related costs.
(6)Depreciation and amortization amount net of amortization included in Restructuring and restructuring related charges, severance and other, net.

Adjusted Net Income and Adjusted Diluted Earnings per Share:

	Three Months Ended		Twelve Months Ended
	November 28, 2021	November 29, 2020	November 28, 2021	November 29, 2020

	(Dollars in millions, except per share amounts)
Most comparable GAAP measure:
Net income (loss)	$153.0	$56.7	$553.5	$(127.1)

Non-GAAP measure:
Net income (loss)	153.0	56.7	553.5	(127.1)
Loss on early extinguishment of debt	6.2	—	36.5	—
Impact of changes in fair value on cash-settled stock-based compensation(1)	0.8	1.1	4.2	7.1
COVID-19 related inventory costs and other charges(2)	6.6	(3.0)	(9.7)	159.6
Acquisition and integration related charges(3)	7.7	—	7.7	—
Restructuring and restructuring related charges, severance and other, net(4)	1.1	23.3	24.5	99.5
Pension settlement losses(5)	—	14.7	—	14.7
Tax impact of adjustments(6)	(5.6)	(11.5)	(15.8)	(70.2)
Adjusted net income	$169.8	$81.3	$600.9	$83.6

Adjusted net income margin	10.1%	5.9%	10.4%	1.9%
Adjusted diluted earnings per share	$0.41	$0.20	$1.47	$0.21
_____________
(1)Includes the impact of changes in fair value of Class B common stock following the grant date on awards that were granted as cash-settled and subsequently replaced with stock-settled awards concurrent with the IPO.
(2)For the three-month period ended November 28, 2021, the $6.6 million in charges mainly represent additional impairments of property and equipment related to certain retail locations. For the three-month period ended November 29, 2020, the net reduction of $3.0 million in COVID-19 related inventory costs and other charges recognized mainly represents reductions in COVID-19 related inventory charges, as a result of reductions in our estimate of adverse fabric purchase commitments, the recoveries of receivables previously estimated to be not collectible, partially offset by additional impairment of property and equipment related to certain retail location and other incremental costs incurred in response to the global pandemic. For the twelve-month period ended November 28, 2021, the net reduction in COVID-19 related inventory costs and other charges recognized mainly represents reductions in COVID-19 related inventory charges, as a result of reductions in our estimate of adverse fabric purchase commitments and allowances related to customer receivables partially offset with impairment charges of certain retail store related assets. For the year ended November 29, 2020, COVID-19 related inventory costs and other charges primarily include $42.3 million of incremental inventory reserves, $26.2 million of adverse fabric purchase commitments, $44.3 million and $21.7 million in impairment of operating lease right-of-use assets and property and equipment related to certain retail locations and other corporate assets, respectively, and $17.7 million of charges related to customer receivables. The remainder relates to other incremental costs incurred in response to the global pandemic.
(3)Acquisition and integration related charges includes the inventory markup above historical carrying value as well as SG&A expenses associated with the Beyond Yoga acquisition.
(4)Other charges included in Restructuring and restructuring related charges, severance and other, net include charges related to an international customs audit and transaction and deal related costs.
(5)Pension settlement losses relate to the voluntary lump-sum, cash-out program offered to vested deferred U.S. pension plan participants.
(6)Tax impact calculated using the annual effective tax rate, excluding discrete costs and benefits.

Net Debt and Leverage ratio:

	November 28, 2021	November 29, 2020

	(Dollars in millions)
Most comparable GAAP measure:
Total debt, excluding capital leases	$1,026.6	$1,564.3

Non-GAAP measure:
Total debt, excluding capital leases	$1,026.6	$1,564.3
Cash and cash equivalents	(810.3)	(1,497.2)
Short-term investments in marketable securities	(91.5)	(96.5)
Net debt	$124.8	$(29.4)

	November 28, 2021	November 29, 2020

	(Dollars in millions)
	(Unaudited)
Total debt, excluding capital leases	$1,026.6	$1,564.3
Last twelve months adjusted EBITDA	$854.9	$317.7
Leverage ratio	1.2	4.9

Adjusted Free Cash Flow:

	Three Months Ended		Twelve Months Ended
	November 28, 2021	November 29, 2020	November 28, 2021	November 29, 2020

	(Dollars in millions)
Most comparable GAAP measure:
Net cash provided by operating activities	$238.4	$228.7	$737.3	$469.6
Net cash used for investing activities	(444.1)	(70.9)	(571.8)	(188.6)
Net cash (used for) provided by financing activities	(351.3)	(16.5)	(840.9)	286.0

Non-GAAP measure:
Net cash provided by operating activities	$238.4	$228.7	$737.3	$469.6
Purchases of property, plant and equipment	(58.5)	(40.9)	(166.9)	(130.4)
Proceeds (Payments) on settlement of forward foreign exchange contracts not designated for hedge accounting	0.6	(5.1)	(17.9)	12.5
Payment of debt extinguishment costs	(23.3)	—	(23.3)	—
Repurchase of common stock	(85.9)	—	(85.9)	(56.2)
Shares surrendered for tax withholdings on equity award exercises	(29.6)	(10.7)	(109.3)	(90.6)
Dividend to stockholders	(32.1)	—	(104.4)	(63.6)
Adjusted free cash flow	$9.6	$172.0	$229.6	$141.3

Return on Invested Capital:
We define Return on invested capital ("ROIC") as the trailing four quarters of Adjusted net income before interest and after taxes divided by the average trailing five quarters of total invested capital. We define earnings before interest and after taxes as Adjusted net income plus interest expense and income tax expense less an income tax adjustment. We define total invested capital as total debt plus shareholders' equity less cash and short-term investments. We believe ROIC is useful to investors as it quantifies how efficiently we generated operating income relative to the capital we have invested in the business.
Our calculation of ROIC is considered a non-GAAP financial measure because we calculate ROIC using the non-GAAP metric Adjusted net income. Although ROIC is a standard financial metric, numerous methods exist for calculating a company's ROIC. As a result, the method we use to calculate our ROIC may differ from the methods used by other companies. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP.
The table below sets forth the calculation of ROIC for each of the periods presented.

	Trailing Four Quarters
	November 28, 2021	November 29, 2020

	(Dollars in millions)
Net income (loss)	$153.0	$56.7

Numerator
Adjusted net income(1)	$600.9	$83.6
Interest expense	72.9	82.2
Income tax expense	26.7	(62.6)
Adjusted net income before interest and taxes	$700.5	$103.2
Income tax adjustment(2)	(30.1)	(25.8)
Adjusted net income before interest and after taxes	$670.4	$77.4
_____________
(1)    Adjusted net income is reconciled from net income (loss) which is the most comparable GAAP measure. Refer to Adjusted net income table for more information.
(2) Tax impact calculated using the annual effective tax rate, excluding discrete costs and benefits.

	Average Trailing Five Quarters
	November 28, 2021	November 29, 2020

	(Dollars in millions)
Denominator
Total debt	$2,585.6	$2,464.2
Shareholders' equity	1,483.2	1,299.5
Cash and Short-term investments	(1,470.8)	(1,593.7)
Total invested Capital	$2,598.0	$2,170.0

Net income (loss) to Total invested capital	5.9%	2.6%
Return on Invested Capital	25.8%	3.6%

Constant-Currency:
We calculate constant-currency amounts by translating local currency amounts in the comparison period at actual foreign exchange rates for the current period. Due to the significant impact of COVID-19 on our prior year figures, we have included comparisons to the same period in 2019 for additional context.
The table below sets forth the calculation of net revenues for each of our operating segments on a constant-currency basis for the prior-year comparison periods applicable to the three-month and twelve-month periods ended November 28, 2021:

	Three Months Ended			Twelve Months Ended
	November 28, 2021	November 29, 2020	% Increase	November 28, 2021	November 29, 2020	% Increase

	(Dollars in millions)
Total revenues
As reported	$1,684.8	$1,385.9	21.6%	$5,763.9	$4,452.6	29.5%
Impact of foreign currency exchange rates	—	0.7	*	—	82.2	*
Constant-currency net revenues	$1,684.8	$1,386.6	21.5%	$5,763.9	$4,534.8	27.1%

Americas
As reported	$884.9	$719.0	23.1%	$2,934.8	$2,187.9	34.1%
Impact of foreign currency exchange rates	—	3.3	*	—	7.7	*
Constant-currency net revenues - Americas	$884.9	$722.3	22.5%	$2,934.8	$2,195.6	33.7%

Europe
As reported	$453.3	$391.9	15.7%	$1,704.0	$1,391.8	22.4%
Impact of foreign currency exchange rates	—	(4.1)	*	—	52.5	*
Constant-currency net revenues - Europe	$453.3	$387.8	16.9%	$1,704.0	$1,444.3	18.0%

Asia
As reported	$247.8	$213.1	16.3%	$834.6	$663.4	25.8%
Impact of foreign currency exchange rates	—	1.7	*	—	20.1	*
Constant-currency net revenues - Asia	$247.8	$214.8	15.3%	$834.6	$683.5	22.1%

Other Brands
As reported	$98.8	$61.8	59.7%	$290.4	$209.6	38.6%
Impact of foreign currency exchange rates	—	(0.1)	*	—	1.7	*
Constant-currency net revenues - Other Brands	$98.8	$61.7	60.1%	$290.4	$211.3	37.5%
_____________
* Not meaningful

The table below sets forth the calculation of net revenues for each of our operating segments on a constant-currency basis for the 2019 comparison periods applicable to the three-month and twelve-month periods ended November 28, 2021:

	Three Months Ended			Twelve Months Ended
	November 28, 2021	November 24, 2019	% Increase (Decrease)	November 28, 2021	November 24, 2019	% Increase (Decrease)

	(Dollars in millions)
Total revenues
As reported	$1,684.8	$1,568.6	7.4%	$5,763.9	$5,763.1	—%
Impact of foreign currency exchange rates	—	11.2	*	—	68.1	*
Constant-currency net revenues	$1,684.8	$1,579.8	6.6%	$5,763.9	$5,831.2	(1.2)%

Americas
As reported	$884.9	$796.6	11.1%	$2,934.8	$2,771.1	5.9%
Impact of foreign currency exchange rates	—	(5.3)	*	—	(17.2)	*
Constant-currency net revenues - Americas	$884.9	$791.3	11.8%	$2,934.8	$2,753.9	6.6%

Europe
As reported	$453.3	$428.6	5.8%	$1,704.0	$1,707.5	(0.2)%
Impact of foreign currency exchange rates	—	12.2	*	—	70.3	*
Constant-currency net revenues - Europe	$453.3	$440.8	2.8%	$1,704.0	$1,777.8	(4.2)%

Asia
As reported	$247.8	$247.7	—%	$834.6	$926.1	(9.9)%
Impact of foreign currency exchange rates	—	4.9	*	—	16.1	*
Constant-currency net revenues - Asia	$247.8	$252.6	(1.9)%	$834.6	$942.2	(11.4)%

Other Brands
As reported	$98.8	$95.7	3.2%	$290.4	$358.4	(19.0)%
Impact of foreign currency exchange rates	—	(0.7)	*	—	(1.1)	*
Constant-currency net revenues - Other Brands	$98.8	$95.0	4.0%	$290.4	$357.3	(18.7)%
_____________
* Not meaningful

Constant-Currency Adjusted EBIT:

	Three Months Ended			Twelve Months Ended
	November 28, 2021	November 29, 2020	% Increase	November 28, 2021	November 29, 2020	% Increase

	(Dollars in millions)
Adjusted EBIT(1)	$202.5	$113.4	78.6%	$712.9	$181.1	*
Impact of foreign currency exchange rates	—	(0.2)	*	—	2.2	*
Constant-currency Adjusted EBIT	$202.5	$113.2	78.9%	$712.9	$183.3	*

Constant-currency Adjusted EBIT margin(2)	12.0%	8.2%		12.4%	4.0%
_____________
(1)    Adjusted EBIT is reconciled from net income (loss) which is the most comparable GAAP measure. Refer to Adjusted EBIT and Adjusted EBITDA table for more information.
(2)    We define constant-currency Adjusted EBIT margin as constant-currency Adjusted EBIT as a percentage of constant-currency net revenues.
* Not meaningful

Constant-Currency Adjusted Net Income and Adjusted Diluted Earnings per Share:

	Three Months Ended			Twelve Months Ended
	November 28, 2021	November 29, 2020	% Increase	November 28, 2021	November 29, 2020	% Increase

	(Dollars in millions, except per share amounts)
Adjusted net income(1)	$169.8	$81.3	108.9%	$600.9	$83.6	*
Impact of foreign currency exchange rates	—	(0.2)	*	—	2.8	*
Constant-currency Adjusted net income	$169.8	$81.1	109.4%	$600.9	$86.4	*
Constant-currency Adjusted net income margin(2)	10.1%	5.9%		10.4%	1.9%

Adjusted diluted earnings per share	$0.41	$0.20	105.0%	$1.47	$0.21	*
Impact of foreign currency exchange rates	—	—	*	—	0.01	*
Constant-currency adjusted diluted earnings per share	$0.41	$0.20	105.0%	$1.47	$0.22	*
_____________
(1)    Adjusted net income is reconciled from net income (loss) which is the most comparable GAAP measure. Refer to Adjusted net income table for more information.
(2)    We define constant-currency Adjusted net income margin as constant-currency Adjusted net income as a percentage of constant-currency net revenues.
* Not meaningful